SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 11, 2003

The St. Joe Company

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-10466	59-0432511

(Commission File Number)	(IRS Employer Identification No.)
1650 Prudential Drive, Suite 400, Jacksonville, FL	32207

(Address of Principal Executive Offices)	(Zip Code)

(904) 396-6600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

SIGNATURES
SUPPLEMENTAL INFORMATION FOR PERIOD 12/31/02

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99.1     Supplemental Information for the period ending December 31, 2002.

ITEM 9. REGULATION FD DISCLOSURE

The purpose of this Form 8-K is to furnish Supplemental Information for the period ended December 31, 2002. A copy is furnished with this Form 8-K as Exhibit 99.1 and is incorporated by reference. Exhibit 99.1 reconciles Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) to the Registrants’ income from continuing operations before taxes and minority interest. EBITDA is a metric widely used in the real estate industry and the Company believes the attached reconciliation will be helpful to investors and security analysts in understanding the Registrant’s results of operations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

Dated: February 11, 2003	By:	/s/ Michael N. Regan

Name: Michael N. Regan Title: Senior Vice President